New York Mortgage Trust 2021 Second Quarter Financial Summary

2See Glossary and End Notes in the Appendix. This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default or delinquency and/or decreased recovery rates on our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; our ability to predict and control costs; changes in laws, regulations or policies affecting our business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on us, our operations and our personnel. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Second quarter 2021 Financial Tables and related information can be viewed in the Company’s press release dated August 5, 2021 posted on the Company’s website at http://www.nymtrust.com under the “About The Company — Press Releases” section. Forward Looking Statements

3 To Our Stockholders Management Update "The Company delivered solid results in the second quarter, with GAAP earnings per share of $0.11, comprehensive earnings per share of $0.12 and an increase in book value per common share to $4.74, generating a total economic return for the quarter of 2.8%. Moreover, the Company’s portfolio net margin for the quarter was 55 bps higher than the previous quarter, benefiting from improvements in average asset yields and decreased average funding costs for our liabilities. The Company took advantage of the lower interest rate environment, accessing the market with two capital markets transactions. In April, the Company completed a private placement of $100 million of rated senior unsecured notes with a 5-year term at an interest rate of 5.75% per annum. In July, the Company completed an offering of its Series F preferred stock for net proceeds of approximately $139 million with a coupon of 6.875%. The Company used a portion of the net proceeds from the Series F preferred stock offering to redeem its 7.875% Series C preferred stock, thereby lowering the coupon on the capital represented by the redeemed shares by 100 bps. While the Company indeed benefited from the lower interest rate environment, we also believe our execution of these two transactions at improved pricing levels is a testament to the strength of our current balance sheet." – Steven Mumma, Chairman and Chief Executive Officer "As expected, loan securitization financing costs improved throughout the quarter, as demand for new paper far outweighs net supply. In the quarter, we issued our first BPL securitization with $167 million of loans and deposited $33 million of cash in a revolver to fund future pipelines. The transaction lowered our interest cost by 58 bps for such loans. We view term financing through securitizations to be highly attractive and intend to take advantage of this opportunity against $700+ million market value of unencumbered residential loans held on balance sheet at quarter end. We are also excited about the opportunity to optimize our financing by calling certain of our previously issued deals. With both a building loan pipeline and attractive securitization financing options, we are optimistic about the prospects for future earnings growth." – Jason Serrano, President

Company Overview Financial Summary Market & Strategy Update Quarterly Comparative Financial Information Appendix Glossary End Notes Capital Allocation Reconciliation of Net Interest Income Table of Contents

Company Overview

6See Glossary and End Notes in the Appendix. New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest margin and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets. Data As of 6/30/2021 63 professionals in New York, Los Angeles, and Charlotte Access to Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $3.2B Total Investment Portfolio / $2.2B Market Capitalization NYMT Overview Charlotte New YorkLos Angeles Office Locations Capital Allocation Single-Family Multi-Family Other 77% 21% Capital Allocation Single-Family Multi-Family Other 2%

7 Key Developments See Glossary and End Notes in the Appendix. Financial Performance ◦ Earnings per share $0.11 ◦ Comprehensive earnings per share $0.12 ◦ Book value per share of $4.74 ◦ Achieved a 2.8% Quarterly Economic Return Stockholder Value ◦ Declared second quarter common stock dividend of $0.10 per share, and preferred stock dividends ◦ Common stock dividend yield of 8.9% (share price as of 6/30/2021) ◦ Quarterly Total Rate of Return of 2.2%, Year to Date Total Rate of Return of 26.6% Liquidity / Financing ◦ Purchased residential loans for $258 million ◦ Purchased non-Agency RMBS for $19 million ◦ Closed new multi-family joint venture equity investment for $12 million ◦ Securitized $167 million of BPLs and deposited $33 million of cash in a revolver securitization to fund future pipeline activity ◦ Completed private placement of $100 million of rated senior unsecured notes with a 5-year term at an interest rate of 5.75% ◦ $1.6 billion of unencumbered assets, $325 million of unrestricted cash ◦ In July, issued 5.75 million shares of 6.875% Series F Fixed-to-Floating Rate Preferred Stock for net proceeds of $139 million ◦ In July, fully redeemed 7.875% Series C Preferred Stock for $105 million Investing Activity

Financial Summary Second Quarter 2021

9See Glossary and End Notes in the Appendix. Financial Snapshot Earnings & Book Value Net Interest MarginEarnings Per Share Price to Book Market Price $4.47 Investment Portfolio Yield on Avg. Interest Earning AssetsTotal Portfolio Size Total Investment Portfolio $3.2B Financing Dividend Per Share Economic Return on Book Value Avg. Portfolio Financing CostPortfolio Leverage Ratio $0.1B $0.5B $2.7B Investment Allocation SF Credit 59% MF Credit 25% 0.3x Book Value $4.74 Price/Book 0.94 3 Months Ended 2.8% Q2 Dividend $0.10 Comprehensive $0.12 Basic $0.11 SF 83% MF 15% Other 2% Total Leverage Ratio 1.5x 0.8x 0.5x 0.4x 0.3x SF MF Other 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 20212Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 2.82% 3.33% 3.75% 3.61% 3.34% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 0.4x 0.3x 0.2x 0.2x 0.1x 0.4x 0.3x 0.3x 0.3x 0.5x 5.25% 5.51% 6.05% 6.03% 6.31% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 2.18% 2.30% 2.42% 2.97%2.43%

10See Glossary and End Notes in the Appendix. Second Quarter Summary Dollar amounts in millions, except per share data 2Q 2021 Investment Activity Acquisitions $ 289.9 Sales $ (15.1) Prepayments and Redemptions $ (309.1) Net Investment Activity $ (34.3) Earnings Net Income Attributable to Common Stockholders $ 42.9 Comprehensive Income Attributable to Common Stockholders $ 46.5 Book Value Per Share at End of Period $ 4.74

11See Glossary and End Notes in the Appendix. Financial Results Second Quarter Profit & Loss Dollar amounts in millions, except per share data Net Interest Income $ 31.5 Non-Interest Income 43.3 Total Net Interest Income & Non-Interest Income 74.8 General & Administrative Expenses (12.5) Operating Expenses (10.6) Net Income Attributable to Company 53.2 Preferred Stock Dividends (10.3) Net Income Attributable to Common Stockholders $ 42.9 The Company’s book value increased to $4.74 during the quarter. Continuing with a strategic approach of utilizing low Portfolio Leverage, the Company's investment strategy is taking a patient approach to balance sheet growth through a proprietary mix of single- family and multi-family direct investments. Price to Book Value Over Time 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 0.60 0.56 0.78 0.95 Price to Book Value Over Time $4.35 $4.58 $4.58 $4.71 $4.71 Px/Book Book Value 0.94 $4.74

Market & Strategy Update

13See Glossary and End Notes in the Appendix. Strategy Update A Selective Approach to Portfolio Management Market Trends Impact Strategy U.S. Housing Supply Deficit * Estimated at least 5.5 million new units are needed to meet demand * The pace of housing production in 2020 was less than 1.3 million units Originator Liquidity Strain * Primary-Secondary mortgage rate spread 1.27% ( q 35% from Q3'20) * New $1.5B cash window sale limit per originator U.S. Domestic Migration Trends * Acceleration of pre-COVID population trends from the Northeast to the Southeast Bridge Lending * Focus on short-term, bridge lending to entry level units to be absorbed within 18 months S&D Market * Focus on purchasing ‘technical’ origination defects at deep-discount which provides liquidity for undeliverable loans to GSEs Multi-Family Originations * Focus lending and JV opportunities in multi-family markets where housing shortage is most acute * 74% LTV (at cost) * 66% LTV (after repair) BPL $622MM 19% of Total * 4.26% W/A coupon rate * 7% W/A purchase price discount S&D $433MM 13% of Total * 85% of portfolio located in S/SE * 100% of properties are low/mid rise * Majority located in secondary markets MF Direct/JV $349MM 11% of Total

14See Glossary and End Notes in the Appendix. Pipeline Strategy For Sustainable Earnings Growth NYMT Investment Strategy Focus NYMT focuses on portfolio opportunities in markets where the Company sees a competitive advantage due to operational barriers to entry. Safety NYMT finds certain loan sectors attractive due to new financing arrangements that can be structured with non- mark-to-market features or term financing available through the securitization market. In other cases, financing is unnecessary due to the high projected return on the investment. Execution NYMT continues to close attractive investment opportunities within the Multi-Family and Single- Family sectors, including flow and bulk purchases for a targeted mid-teens return after financing. Portfolio Acquisitions (Dollar amounts in millions) Performing LoansBPL MF Loans/JV $60 $268 $292 $165$33 $52 $55 $93 $31 $139 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Securities & Other $3 $112 $19 $6 $11 $19 $13 $490 $364 $290

15See Glossary and End Notes in the Appendix. 2.8% Economic Return Generated in the Second Quarter NYMT Continues to Enhance Capital Structure Strategy Continued to primarily focus on investments away from CUSIP securities that have potential to generate attractive asset returns. Approach NYMT continues to pursue the highly attractive asset securitization market to finance proprietary asset acquisition pipelines. Alongside the unencumbered loan portfolio, a patient approach to asset-based financing allows NYMT to unlock significant value for our stockholders and withstand market volatility. Leverage Continued focus on securitization financing to lower cost of debt and maintain low repo utilization. Quarterly Portfolio Financing Exposure (Dollar amounts in millions) MTM Repo Securitization FinancingNon-MTM Repo Unencumbered Cash $47 $50 $45 $1,055 $146 $209 $372 $963 $626 $357 $330 $297 $358 $569 $537 $688 $921 $1,343 $1,390 $1,566 $650 $293 $291 $325 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 Portfolio Leverage Ratio 0.3x 0.2x 0.1x0.2x0.4x

Single-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio *83%* | **Total Capital** *77%*

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Portfolio Leverage Ratio	Loan Key Characteristics: Avg. FICO	Avg. LTV	Avg. Coupon	Current Environment
RPL Strategy	• Seasoned re-performing mortgage loans • Non-performing mortgage loans	34%	$895	17%	$295	0.6x	622 (of 850)	72%	4.84%	• Positive housing trends and robust financing alternatives improved loan investment economics.
BPL Strategy	• Bridge loans • Bridge w/Rehab loans	23%	$622	29%	$507	—	720 (of 850)	66%	9.33%	• Housing shortage across many regions of the U.S. continues to enhance strategy. • Acquisition pipelines remain elevated with our origination partners.
Performing Loan Strategy	• S&D • Other	19%	$510	18%	$329	0.5x	712 (of 850)	70%	4.40%	• Prepayments remained high in Q2 despite recent move in rates, quickening purchase discount monetization. • High origination levels coupled with current low originator profitability increased S&D investment pipelines.
Securities	• Non-Agency (includes Consolidated SLST)	19%	$516	29%	$518	—				• Spreads continued to tighten with improved collateral performance.
	• Agency	5%	$131	7%	$131	—				• Limited exposure due to difficult hedging environment and dependency on bank repo.

See Glossary and End Notes in the Appendix.

16

NYMT

17See Glossary and End Notes in the Appendix. Single-Family Opportunity Highlights S&D Loan Prepayment Activity Quarterly Update Q2 Credit Performance ◦ RPL strategy reversed Q1 ‘20 delinquency increase to a stabilized performance trend. ◦ BPL and S&D continue to produce attractive returns with zero credit losses in 1H 2021. Q2 Financing Update ◦ Securitized $167 million of BPLs through a revolver structure adding continued term-financing capability at 58 bps lower interest rate. Q2 Portfolio Activity ◦ Purchased $258 million of residential loans, including: – $165 million BPL – $93 million S&D ◦ Purchased $19 million of non-Agency RMBS $92 $89 $94 $96 $97 WT. Avg. Price 64% 64% 62% 63% 38% 36% 36% 38% 37% 62% Current Delinquent (60+) 6/30/21 3/31/21 12/31/20 9/30/20 Purchase Pipeline Update ◦ Tracking new opportunities in single-family rental and investor loan originations which we expect to meaningfully add to our pipeline activity. RPL Performance Update A nn ua liz ed Pr ep ay m en t R at e Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 20 30 40 Prepaid Loan Purchase Price $94 $93 $94 $94 $93 $95

Single-Family

Business Purpose Loan Strategy

NYMT Expertise

Expertise & Background

- Deep experience managing different whole loan strategies across the credit spectrum.
- Managed rehabilitation and sale of real estate-owned assets for over 10 years.
- Started slowly investing in business purpose loans in 2019.
- Significantly ramped up effort in 2020 when trade counterparties faced repo liquidity strains.

NYMT Differentiation

- We source business purpose loans through flow and bulk trades with multiple originator, asset manager and broker-dealer relationships.
- We compete on process (pre-/post- close) and not price to gain market share in the BPL sector by leveraging technology to expedite loan funding timelines.
- We help source new borrower relationships.

Strategy & Initiatives

- Focus:
  - Markets with acute housing shortages
  - Borrowers with proven business plans
  - Low LTV
  - Low rehab requirements

Loan Count: 1,437 | **UPB ($MM): $622**

Loan Key Characteristics

Avg. FICO	*Avg. Coupon*	*Avg. LTARV*	*Avg. LTC*
850 / 720	9.33%	66%	74%

Borrower Experience	DQ 60+	Maturity (months)
6.8 projects	3.0%	13.3

Distribution of Project Rehab Costs



% of BPL Portfolio
25%
22%
20%
12%
6%
4%
11%
—%
>0%-15%
16%-30%
31%-45%
46%-60%
61%-75%
>75%
% of Initial Cost

See Glossary and End Notes in the Appendix.

18

NYMT

Multi-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio *15%* | **Total Capital** *21%*

Core Strategy	Sub-Sector	Asset Value		Net Capital		Loan Key Characteristics			Current Environment
		%	$	%	$	*Avg. DSCR*	*Avg. LTV*	*Avg. Coupon/ Target IRR*	
Multi-Family Loans	Preferred equity and mezzanine direct originations	66%	$328	66%	$324	2.0x / 1.59x	81%	11.58%	• Recent decrease in 7/10-yr agency pricing by approx. 30 bps led to an increase in new deal pipeline activity for cash flowing assets. • Ground up opportunities are improving with prices on materials (particularly lumber) coming down from all-time highs, allowing developers to lock in appropriate costs for budgets.
Joint Venture Equity	Equity ownership of an individual multi-family property alongside an operating partner	4%	$21	4%	$21	2.0x / 1.90X	80%	14-16%	• Attractive acquisition opportunities are available in secondary and tertiary markets with heavier value add component. • Recapitalizations are becoming an attractive space for opportunities with better starting basis and less friction costs and competition.
Multi-Family Securities	CMBS backed by senior commercial mortgage loans on multi-family properties issued by, but not guaranteed by, a GSE	30%	$145	30%	$147				• Liquidity at full capacity with short-term repo widely available. • Monetized in July substantially all remaining positions at approximately Q2 values.

See Glossary and End Notes in the Appendix.

19

NYMT

Multi-Family

Opportunity Highlights

Quarterly Update

Property Operating Update

- Zero NY Exposure – Portfolio located primarily in the South and Southeast of the U.S.
- Loan portfolio occupancy rate improved from an average of **93.6%** in March 2021 to **94.3%** in June 2021.

Loan Performance Update

- Four loans paid off in the quarter with outstanding UPB of **$27 million** at an average lifetime IRR of **14.7%** (1.41x multiple) including any applicable minimum return multiple.
- As of 6/30/21, only two loans equaling **4.7%** of the total portfolio were delinquent or in forbearance due to COVID-19 related disruption.
  - *Both **$4 million** delinquent and **$12 million** forbearance loans expected to payoff at par after change of control/sale of properties.*

NYMT Differentiation

- NYMT's rapidly expanding footprint in new loan originations and joint venture opportunities aligns with our existing portfolio and asset management capabilities.
  - *Equity and debt solutions for sponsors meaningfully increased opportunities in the year.*

Loan Portfolio Characteristics as of 6/30/2021

(Dollar amounts in millions)

State (Top 10)	Count	Balance		% Total	Coupon	LTV	DSCR
TX	12	$	111	34.0 %	11.4 %	80 %	1.36x
AL	4	$	43	13.2 %	12.1 %	73 %	1.96x
FL	4	$	37	11.2 %	11.7 %	82 %	1.79x
OH	3	$	28	8.5 %	11.6 %	88 %	2.06x
TN	2	$	20	6.2 %	11.1 %	89 %	2.10x
NC	3	$	19	5.7 %	12.0 %	74 %	1.36x
SC	3	$	16	5.0 %	11.5 %	85 %	1.76x
KY	1	$	13	3.9 %	11.3 %	88 %	0.80x
GA	1	$	9	2.6 %	11.0 %	86 %	1.28x
Other	7	$	31	9.7 %	11.7 %	83 %	1.32x
Total	**40**	**$**	**327**	**100.0 %**	**11.6 %**	**81 %**	**1.59x**

	Count	Balance		6/30/2021	12/31/2020
Performing	38	$	312	**95.3 %**	96.0 %
Delinquent	1	$	3	**1.0 %**	1.0 %
Forbearance	1	$	12	**3.7 %**	3.0 %
Total	**40**	**$**	**327**	**100.0 %**	**100.0 %**

See Glossary and End Notes in the Appendix.

20

NYMT

21 Current Focus New York Mortgage Trust 90 Park Avenue New York, New York 10016 Utilize a Strong Balance Sheet to Capture Superior Market Opportunities ◦ Invest across capital structures and sectors to locate compelling risk-adjusted returns ◦ Continue to grow pipeline of targeted assets ◦ Maintain prudent Portfolio Leverage with focus on non-recourse financing ◦ Flexible, cash-efficient market approach The Company continues to focus on asset growth through proprietary channels and prudent liability management to increase our profitability.

Quarterly Comparative Financial Information

Portfolio Yields by Strategy

Quarter over Quarter Comparison

Portfolio Net Interest Margin (2Q'21 vs 1Q'21)

Portfolio net interest margin for the second quarter was 2.97%, an increase from the prior quarter primarily due to 1) continued investment in higher yielding business purpose loans and 2) decreased borrowing cost associated with the securitization that we entered into in the second quarter to finance business purpose loans that were previously financed through our non-mark-to-market warehouse line and the full quarter impact of the repayment of debt associated with our non-Agency RMBS re-securitization in the first quarter.

Dollar Amounts in Thousands		2Q'21		1Q'21		4Q'20		3Q'20		2Q'20
Single-Family										
Avg. Interest Earning Assets	$	2,535,085	$	2,504,777	$	2,173,016	$	2,279,813	$	2,372,775
Yield on Avg. Interest Earning Assets		5.91 %		5.63 %		5.53 %		5.03 %		4.98 %
Average Financing Cost		(3.34)%		(3.61)%		(3.75)%		(3.33)%		(2.82)%
Single-Family Net Interest Margin		***2.57 %***		***2.02 %***		***1.78 %***		***1.70 %***		***2.16 %***
Multi-Family										
Avg. Interest Earning Assets	$	288,889	$	310,347	$	357,281	$	417,102	$	490,805
Yield on Avg. Interest Earning Assets		7.94 %		7.93 %		7.87 %		7.52 %		7.22 %
Average Financing Cost		— %		— %		— %		— %		(3.00)%
Multi-Family Net Interest Margin		***7.94 %***		***7.93 %***		***7.87 %***		***7.52 %***		***4.22 %***
Portfolio Total										
Avg. Interest Earning Assets	$	2,854,627	$	2,846,776	$	2,566,145	$	2,738,455	$	3,035,657
Yield on Avg. Interest Earning Assets		6.31 %		6.03 %		6.05 %		5.51 %		5.25 %
Average Financing Cost		(3.34)%		(3.61)%		(3.75)%		(3.33)%		(2.82)%
Portfolio Net Interest Margin		***2.97 %***		***2.42 %***		***2.30 %***		***2.18 %***		***2.43 %***

See Glossary and End Notes in the Appendix.

23

NYMT

24See Glossary and End Notes in the Appendix. Net Interest Income (2Q’21 vs 1Q’21) Total net interest income increased from the previous quarter primarily due to our continued investment in higher yielding business purpose loans, which contributed to the $2.1 million increase in total interest income. This was partially offset by an increase in total interest expense of $1.0 million, primarily attributed to interest expense recognized on the senior unsecured notes issued in April 2021. Interest Income & Interest Expense Breakout by Investment Category Net Interest Income Quarter over Quarter Comparison Dollar Amounts in Thousands 2Q'21 1Q'21 4Q'20 3Q'20 2Q'20 Single-Family Interest Income $ 37,455 $ 35,259 $ 30,036 $ 28,747 $ 29,530 Interest Expense (8,748) (9,043) (9,619) (9,025) (7,898) Single-Family Net Interest Income $ 28,707 $ 26,216 $ 20,417 $ 19,722 $ 21,632 Multi-Family Interest Income $ 5,734 $ 6,152 $ 7,031 $ 7,846 $ 8,854 Interest Expense — — — — (58) Multi-Family Net Interest Income $ 5,734 $ 6,152 $ 7,031 $ 7,846 $ 8,796 Total Interest Income $ 45,036 $ 42,934 $ 38,811 $ 37,796 $ 39,812 Interest Expense (13,561) (12,594) (12,855) (12,267) (11,286) Total Net Interest Income $ 31,475 $ 30,340 $ 25,956 $ 25,529 $ 28,526

Non-Interest Income (Loss)

Quarter over Quarter Comparison

Realized Gains (Losses), net (2Q’21 vs 1Q’21)
Net realized gains of $4.6 million on residential loans is primarily a result of loan prepayment activity. Net realized gains of $0.4 million on investment securities is related to gain from the sale of CMBS.

Dollar Amounts in Thousands		2Q'21		1Q'21		4Q'20		3Q'20		2Q'20
Investment securities	$	392	$	4,375	$	(175)	$	(2,575)	$	(42)
Residential loans		4,597		2,683		2,036		1,508		(892)
Total Realized Gains (Losses), net	*$*	*4,989*	*$*	*7,058*	*$*	*1,861*	*$*	*(1,067)*	*$*	*(934)*

Unrealized Gains (Losses), net (2Q’21 vs 1Q’21)
The credit markets saw continued credit spread tightening in the second quarter, which translated to improved pricing on our credit assets, particularly our non-Agency RMBS and CMBS securities, residential loans and investment in Consolidated SLST. In addition, lower interest rates drove modest price appreciation on our Agency RMBS securities.

Dollar Amounts in Thousands		2Q'21		1Q'21		4Q'20		3Q'20		2Q'20
Investment securities	$	7,969	$	(1,841)	$	9,912	$	19,193	$	60,701
Residential loans		5,902		18,677		34,730		35,726		38,202
Consolidated SLST		9,793		9,225		2,820		27,145		4,096
Preferred equity and mezzanine loan investments		190		105		5,087		(866)		(127)
Total Unrealized Gains, net	*$*	*23,854*	*$*	*26,166*	*$*	*52,549*	*$*	*81,198*	*$*	*102,872*

See Glossary and End Notes in the Appendix.

25

NYMT

Non-Interest Income (Loss)

Quarter over Quarter Comparison

Income from Equity Investments (2Q'21 vs 1Q'21)
The net increase of $7.2 million in the second quarter is primarily related to an increase in equity income related to the redemption of a residential equity investment and greater unrealized gains recognized on our preferred equity investments.

Dollar Amounts in Thousands		2Q'21		1Q'21		4Q'20		3Q'20		2Q'20
Income from preferred equity investments accounted for as equity	$	6,336	$	5,499	$	9,224	$	4,302	$	4,024
Income (loss) from unconsolidated joint venture equity investments in multi-family properties		—		—		—		122		(1,310)
Income (loss) from entities that invest in residential properties and loans		4,271		(2,100)		2,874		5,542		1,398
Total Income from Equity Investments	***$***	***10,607***	***$***	***3,399***	***$***	***12,098***	***$***	***9,966***	***$***	***4,112***

Other Income (Loss) (2Q'21 vs 1Q'21)
The net increase of $0.7 million in other income in the second quarter is primarily related to redemption premium recognized from early repayment of multi-family loans during the quarter and a full quarter of income generated from a consolidated joint venture multi-family investment made during the first quarter.

Dollar Amounts in Thousands		2Q'21		1Q'21		4Q'20		3Q'20		2Q'20
Preferred equity and mezzanine loan premiums resulting from early redemption	$	1,459	$	571	$	588	$	463	$	—
Operating income (loss) in Consolidated VIEs		2,150		1,495		32		(159)		(1,780)
Miscellaneous income		217		1,031		143		127		142
Total Other Income (Loss)	***$***	***3,826***	***$***	***3,097***	***$***	***763***	***$***	***431***	***$***	***(1,638)***

See Glossary and End Notes in the Appendix.

26

NYMT

27See Glossary and End Notes in the Appendix. Expense Analysis Quarter over Quarter Comparison General and Administrative Expenses (2Q’21 vs 1Q’21) Increase in compensation expenses of $1.0 million largely related to annual awards in equity compensation to non-employee directors in the second quarter. Operating Expenses (2Q’21 vs 1Q’21) Portfolio operating expenses increased by $1.9 million primarily due to the continued growth of the business purpose loan portfolio. The increase in operating expenses also included an increase of $1.0 million related to a full quarter recognition of expenses incurred by a consolidated joint venture investment in a multi-family apartment community made in the first quarter. Dollar Amounts in Thousands 2Q'21 1Q'21 4Q'20 3Q'20 2Q'20 Operating expenses related to portfolio investments $ 6,688 $ 4,830 $ 2,761 $ 3,265 $ 2,313 Operating expenses in Consolidated VIEs 3,913 2,924 763 — — Total Operating Expenses $ 10,601 $ 7,754 $ 3,524 $ 3,265 $ 2,313 Dollar Amounts in Thousands 2Q'21 1Q'21 4Q'20 3Q'20 2Q'20 Salaries, benefits and directors' compensation $ 9,797 $ 8,796 $ 6,744 $ 7,247 $ 8,586 Other general and administrative expenses 2,723 2,645 2,912 2,912 3,175 Total General and Administrative Expenses $ 12,520 $ 11,441 $ 9,656 $ 10,159 $ 11,761

28See Glossary and End Notes in the Appendix. Other Comprehensive Income (Loss) Other Comprehensive Income (Loss) (2Q’21 vs 1Q’21) The change in other comprehensive income is primarily due to continued improvement in credit spreads. Dollar Amounts in Thousands 2Q'21 1Q'21 4Q'20 3Q'20 2Q'20 NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ 42,944 $ 41,911 $ 70,123 $ 91,344 $ 107,517 OTHER COMPREHENSIVE INCOME Increase in fair value of investment securities available for sale 3,788 638 12,755 12,645 78,273 Reclassification adjustment for net (gain) loss included in net income (213) 2,242 177 9,845 4,331 TOTAL OTHER COMPREHENSIVE INCOME 3,575 2,880 12,932 22,490 82,604 COMPREHENSIVE INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ 46,519 $ 44,791 $ 83,055 $ 113,834 $ 190,121

29See Glossary and End Notes in the Appendix. Book Value Changes in Book Value The following table analyzes the changes in book value of our common stock for the three months ended June 30, 2021. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance $ 1,787,031 379,273 $ 4.71 Common stock issuance, net 3,842 99 Balance after share issuance activity 1,790,873 379,372 4.72 Dividends and dividend equivalents declared (38,053) (0.10) Net change in accumulated other comprehensive income: Investment securities available for sale 3,575 0.01 Net income attributable to Company's common stockholders 42,944 0.11 Ending Balance $ 1,799,339 379,372 $ 4.74 Three Months Ended June 30, 2021

30See Glossary and End Notes in the Appendix. Economic Return: Change in Book Value for the period + Dividends declared for the period, divided by the beginning period Book Value. Total Rate of Return: Change in Stock Price for the period + Dividends declared for the period, divided by the beginning period Stock Price. Annual Returns Economic/Total Rate 2Q'21 1Q'21 2020 2019 2018 2017 Book Value Beginning $ 4.71 $ 4.71 $ 5.78 $ 5.65 $ 6.00 $ 6.13 Ending $ 4.74 $ 4.71 $ 4.71 $ 5.78 $ 5.65 $ 6.00 Change in Book Value $ 0.03 $ — $ (1.07) $ 0.13 $ (0.35) $ (0.13) Dividends Q1 $ 0.10 $ — $ 0.20 $ 0.20 $ 0.20 Q2 $ 0.10 0.05 0.20 0.20 0.20 Q3 0.075 0.20 0.20 0.20 Q4 0.10 0.20 0.20 0.20 Total $ 0.10 $ 0.10 $ 0.225 $ 0.80 $ 0.80 $ 0.80 Total Economic Return 2.8% 2.1% (14.6) % 16.5% 7.5% 10.9% 2Q'21 1Q'21 2020 2019 2018 2017 Stock Price Beginning $ 4.47 $ 3.69 $ 6.23 $ 5.89 $ 6.17 $ 6.60 Ending $ 4.47 $ 4.47 $ 3.69 $ 6.23 $ 5.89 $ 6.17 Change in Stock Price $ — $ 0.78 $ (2.54) $ 0.34 $ (0.28) $ (0.43) Total Rate of Return 2.2% 23.8% (37.2) % 19.4% 8.4% 5.6%

Appendix

32See Glossary and End Notes in the Appendix. The following defines certain of the commonly used terms in this presentation: “Agency” refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Average Interest Earning Assets" is calculated each quarter for the interest earning assets in our investment portfolio based on daily average amortized cost for the respective periods and excludes cash and cash equivalents and all Consolidated SLST assets, other than, in each case, those securities owned by the Company; "Average Financing Cost" is calculated by dividing annualized interest expense relating to our interest earning assets by average interest bearing liabilities, excluding our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable in Consolidated VIEs; "BPL" or "business purpose loans" refers to short-term loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); “CDO” or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate in our financial statements in accordance with GAAP; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Consolidated SLST” refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated SLST CDOs” refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; Glossary

33See Glossary and End Notes in the Appendix. “Market Capitalization” is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market price as of the date indicated; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Interest Margin" is the difference between the Yield on Average Interest Earning Assets and the Average Financing Cost; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “Portfolio Leverage Ratio” represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity; “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one to four family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); “Total Leverage Ratio” represents total outstanding repurchase agreement financing plus subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include collateralized debt obligations as they are non-recourse debt to the Company; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "W/A" refers to weighted average; and "Yield on Average Interest Earning Assets" is calculated by dividing annualized interest income relating to interest earning assets by Average Interest Earning Assets for the respective periods. Glossary

34See Glossary and End Notes in the Appendix. End Notes Slide 1 • Image(s) used under license from Shutterstock.com. Slide 3 • Image(s) used under license from Shutterstock.com. Slide 6 • Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Slide 7 • Image(s) used under license from Shutterstock.com. • Unencumbered assets includes investment securities and residential loans. Slide 9 • Market Price is the closing price per share of the Company's common stock on June 30, 2021. • Price to Book is calculated by dividing the Market Price by the book value per share of the Company as of June 30, 2021. • Total Portfolio Size and Investment Allocation of the investment portfolio represent balances as of June 30, 2021 (see Appendix – “Capital Allocation”). Slide 11 • Price to Book Value is calculated by dividing the Market Price by the book value per share of the Company as of the dates indicated. Slide 13 • Estimated housing units needed to meet demand and pace of housing production in 2020 sourced from report entitled "Housing is Critical Infrastructure: Social and Economic Benefits of Building More Housing" published by Rosen Consulting Group in June 2021. • Primary-Secondary mortgage rate spread sourced from Bloomberg. • Cash window sale limit per originator sourced from the joint letter on the product and program limits imposed on Fannie Mae and Freddie Mac published by the National Community Reinvestment Coalition in April 2021. • BPL, S&D and Multi-Family Direct/JV amounts represent the fair value of the assets as of June 30, 2021. • BPL, S&D and Multi-Family Direct/JV percentages represent the percentage of the Total Investment Portfolio as of June 30, 2021 (see Appendix - "Capital Allocation"). • LTV (at cost) represents the weighted average loan-to-cost calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re- financed loans. • LTV (after repair) represents the weighted average loan-to-value calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). Slide 14 • Portfolio acquisitions represent the cost of assets acquired by the Company during the periods presented. Slide 15 • MTM Repo includes MTM repurchase agreement financing. • Non-MTM Repo includes non-MTM repurchase agreement financing. • Securitization Financing includes residential loan securitizations and non- Agency RMBS re-securitization. • Unencumbered includes investment securities and residential loans. Slide 16 • As of June 30, 2021. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Asset Value and Net Capital for Non-Agency Securities include Consolidated SLST securities owned by the Company with a fair value of $228M and other non-Agency RMBS with a fair value of $288M.

35See Glossary and End Notes in the Appendix. End Notes • Portfolio Leverage Ratio represents outstanding repurchase agreement financing related to the strategy divided by the net capital allocated to the strategy. • Average FICO and Average Coupon for RPL Strategy, BPL Strategy and Performing Loan Strategy represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of June 30, 2021. • Average LTV for RPL Strategy and Performing Loan Strategy represents the weighted average loan-to-value for residential loans held as of June 30, 2021. • Average LTV for BPL Strategy represents the weighted average loan-to- after repair value for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). Slide 17 • Information shown in the RPL Performance Update table relates to loans held within the RPL strategy as of the dates indicated. • For loans purchased after June 30, 2018, percentages in the RPL Performance Update table were calculated using the total purchased legal balance of loans. For loans purchased prior to June 30, 2018, percentages were calculated using the legal balance of loans as of June 30, 2018. • For loans purchased after June 30, 2018, weighted average prices in the RPL Performance Update table were calculated using the purchased legal balance of loans, the fair value prices at purchase, and the fair value prices as of the dates indicated. For loans purchased prior to June 30, 2018, weighted average prices were calculated using the legal balance of loans as of June 30, 2018, the fair value prices as of June 30, 2018, and the fair value prices as of the dates indicated. • Prepaid loan purchase prices in the S&D Loan Prepayment Activity table represent the weighted average purchase price of S&D loans that experienced prepayment during the period indicated. • Percentages in the S&D Loan Prepayment Activity table represent the annualized prepayment rate for the month indicated. Slide 18 • UPB represents the interest bearing balance of BPLs held as of June 30, 2021. Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans within the BPL strategy that were held as of June 30, 2021. • Average LTARV represents the weighted average loan-to-after repair value calculated using the maximum loan amount and original after- repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). • Average LTC represents the weighted average loan-to-cost calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is- value for re-financed loans. • Borrower Experience represents the weighted average historical number of investments or rehabilitation projects attributed to BPL strategy borrowers that is used by the originator or asset manager in the underwriting or acquisition of the loan, as determined by that originator’s or asset manager’s underwriting criteria. • DQ 60+ refers to loans greater than 60 days delinquent. • Maturity represents the weighted average months to maturity for loans held within the BPL strategy as of June 30, 2021. • Amounts underlying the Distribution of Project Rehab Costs table were calculated using the initial cost basis, construction estimate and the outstanding UPB as of June 30, 2021. Initial cost basis is calculated as the purchase cost for non-re-financed loans and the as- is-value for re-financed loans. Slide 19 • As of June 30, 2021. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital.

36See Glossary and End Notes in the Appendix. End Notes • Average DSCR and Average LTV of Multi-Family Loans represent the weighted average debt service coverage ratio and weighted average combined loan-to-value of the underlying properties, respectively, as of June 30, 2021. • Average coupon rate of Multi-Family Loans is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of June 30, 2021. • Average DSCR and Average LTV for Joint Venture Equity investments represent the debt service coverage ratio and loan-to-value of the underlying property, respectively, as of June 30, 2021. • Target IRR for Joint Venture Equity investments represents the range of estimated internal rates of return for the investments. Slide 20 • Loan portfolio represents the Company's Multi-Family Loans, including delinquent loans and loans in forbearance as of June 30, 2021. • Balance represents investment amount as of June 30, 2021. • Coupon represents the weighted average coupon rate based upon the unpaid principal amount and contractual interest or preferred return rate. • LTV represents the weighted average combined loan-to-value of the underlying properties as of June 30, 2021. • DSCR represents the weighted average debt service coverage ratio of the underlying properties as of June 30, 2021. Slide 21 • Image(s) used under license from Shutterstock.com. Slide 23 • Portfolio Total Avg. Interest Earning Assets, Portfolio Total Yield on Average Interest Earning Assets and Portfolio Net Interest Margin include amounts related to our “Other” portfolio not shown separately within the table. Slide 24 • Refer to Appendix - “Reconciliation of Net Interest Income" for reconciliation of net interest income for Single-Family and Multi-Family. • Total Interest Income, Total Interest Expense, and Total Net Interest Income include amounts related to our “Other” portfolio not shown separately within the table. Slide 25 • Unrealized gains on Consolidated SLST includes unrealized gains/losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST. Slide 29 • Outstanding shares used to calculate book value per common share for the quarter ended June 30, 2021 are 379,371,987. • Common stock issuance, net includes amortization of stock based compensation. • Net change in accumulated other comprehensive income relates to the reclassification of previously recognized unrealized gains reported in OCI to net realized gains in relation to the sale of investment securities and net unrealized gains on our investment securities. Slide 39 • Image(s) used under license from Shutterstock.com.

Capital Allocation

At June 30, 2021 (Dollar amounts in thousands)	Single-Family [1]	Multi-Family	Other	Total
Residential loans	$ 3,202,743	$ —	$ —	$ 3,202,743
Consolidated SLST CDOs	(948,090)	—	—	(948,090)
Multi-family loans	—	126,719	—	126,719
Investment securities available for sale [2]	419,287	145,500	42,620	607,407
Equity investments	—	189,746	14,951	204,697
Other investments [3]	—	32,226	—	32,226
Total investment portfolio carrying value	***$ 2,673,940***	***$ 494,191***	***$ 57,571***	***$ 3,225,702***
Repurchase agreements	$ (340,541)	$ —	$ —	$ (340,541)
Residential loan securitization CDOs	(683,724)	—	—	(683,724)
Convertible notes	—	—	(136,586)	(136,586)
Senior unsecured notes	—	—	(96,380)	(96,380)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [4]	74,715	—	322,970	397,685
Other	55,716	(2,727)	(52,984)	5
Net Company capital allocated	***$ 1,780,106***	***$ 491,464***	***$ 49,591***	***$ 2,321,161***
Total Leverage Ratio [5]				**0.3**
Portfolio Leverage Ratio [6]				**0.1**

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's consolidated financial statements. Consolidated SLST is presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2021 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $228.3 million.

(2) Agency RMBS with a fair value of $131.3 million are included in Single-Family.

(3) Represents the Company's preferred equity and joint venture investments in Consolidated VIEs.

(4) Excludes cash amounting to $2.8 million held in the Company's preferred equity and joint venture investments in Consolidated VIEs. Restricted cash is included in the Company's consolidated balance sheets in other assets.

(5) Represents total outstanding repurchase agreement financing, subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $948.1 million, residential loan securitization CDOs amounting to $683.7 million and mortgages payable in Consolidated VIEs amounting to $98.6 million as they are non-recourse debt for which the Company has no obligation.

(6) Represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity.

See Glossary and End Notes in the Appendix.

37

NYMT

38See Glossary and End Notes in the Appendix. Reconciliation of Net Interest Income Dollar amounts in thousands 2Q'21 1Q'21 4Q'20 3Q'20 2Q'20 Single-Family Interest income, residential loans $ 30,088 $ 27,630 $ 21,899 $ 19,808 $ 17,898 Interest income, investment securities available for sale 4,039 4,415 4,892 5,605 8,268 Interest income, Consolidated SLST 10,479 10,318 10,653 10,896 11,522 Interest expense, Consolidated SLST CDOs (7,151) (7,104) (7,408) (7,562) (8,158) Interest income, Single-Family, net 37,455 35,259 30,036 28,747 29,530 Interest expense, repurchase agreements (3,733) (4,040) (3,882) (5,341) (7,299) Interest expense, residential loan securitizations (5,015) (4,720) (4,440) (2,160) (130) Interest expense, non-Agency RMBS re-securitization — (283) (1,297) (1,524) (469) Net Interest Income, Single-Family $ 28,707 $ 26,216 $ 20,417 $ 19,722 $ 21,632 Multi-Family Interest income, investment securities available for sale $ 1,604 $ 1,751 $ 2,007 $ 2,546 $ 3,652 Interest income, preferred equity and mezzanine loan investments 4,130 4,401 5,024 5,300 5,202 Interest income, Multi-Family, net 5,734 6,152 7,031 7,846 8,854 Interest expense, repurchase agreements — — — — (58) Net Interest Income, Multi-Family $ 5,734 $ 6,152 $ 7,031 $ 7,846 $ 8,796

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